              Schedule or Computation of Performance Quotations
                  Govett Emerging Markets Portfolio

Exhibit 16

1.  Average Annual Return (As of June 30, 1998)
             at Maximum Offering Price

P (1+T)/N/ = ERV

Where:      P  =  A hypothetical initial payment of $1,000
            T  =  average annual total return
            N  =  number of years
           ERV =  ending redeemable value at end of the period


                                                         Since Inception
      One Year                    Five Years                 01/07/9
      --------                    ----------                 -------
P   =  $ 1,000               P   =  $1,000              P    =   $1,000
T   =  - 40.72%              T   =  - 1.79%             T    =     2.92%
N   =        1 years         N   =       5 years        N    =     6.48 years
ERV =  $   593              ERV  =  $  914             ERV  =    $1,205

               Schedule or Computation of Performance Quotations
                      Govett Smaller Companies Portfolio
Exhibit 16

1. Average Annual Return (As of June 30, 1998) at Maximum Offering Price

P (1+T)/N/ =  ERV

Where:         P       =   A hypothetical initial payment of $1,000
               T       =   average annual total return
               N       =   number of years
              ERV      =   ending redeemable value at end of the period

                                                           Since Inception
         One Year                    Five Years                   01/01/93
         --------                    ----------                   --------
 P   =    $1,000             P    =    $1,000             P    =   $1,000
 T   =    -3.46%             T    =    15.51%             T    =   19.80%
 N   =         1 years       N    =         5 years       N    =    5.50   years
ERV  =      $965            ERV   =    $2,056            ERV   =   $2,701

               Schedule or Computation of Performance Quotations
                        Govett Latin America Portfolio
Exhibit 16

1. Average Annual Return (As of June 30, 1998) at Maximum Offering Price

P (1+T)/N/ = ERV

Where:        P       =   A hypothetical initial payment of $1,000
              T       =   average annual total return
              N       =   number of years
             ERV      =   ending redeemable value at end of the period

                                                        Since Inception
          One Year                                             03/07/94
          --------                                             --------
 P    =    $1,000                                    P    =     $1,000
 T    =   -34.77%                                    T    =     -7.09%
 N    =         1 years                              N    =       4.32    years
ERV   =      $652                                   ERV   =       $728

               Schedule or Computation of Performance Quotations
                             Govett Asia Portfolio
     Exhibit 16

     1. Average Annual Return (As of June 30, 1998) at Maximum Offering Price

     P (1+T)/N/ = ERV

     Where:        P       =   A hypothetical initial payment of $1,000
                   T       =   average annual total return
                   N       =   number of years
                  ERV      =   ending redeemable value at end of the period

                                                           Since Inception
                One Year                                          01/01/94
                --------                                          --------

       P   =   $1,000                                   P     =    $1,000
       T   =  -57.96%                                   T     =   -18.56%
       N   =        1 years                             N     =     4.50   years
      ERV  =    $420                                   ERV    =     $397

               Schedule or Computation of Performance Quotations
                        Govett Global Income Portfolio

Exhibit 16

1. Average Annual Return (As of June 30, 1998) at Maximum Offering Price

P (1+T)/N/ =  ERV

Where:         P    =  A hypothetical initial payment of $1,000
               T    =  average annual total return
               N    =  number of years
               ERV  =  ending redeemable value at end of the period

                                                      Since Inception
     One Year                  Five Years                    01/07/92
     --------                  ----------                    --------

P    = $1,000              P   =  $1,000             P    =  $1,000
T    =  1.58%              T   =   2.03%             T    =   4.33%
N    =      1 years        N   =      5 years        N    =   6.48    years
ERV  = $1,016             ERV  =  $1,106             ERV  =  $1,316


2.   Yield (30 days ending June 30, 1998)

Yield  =  2[(( a - b) / (c* d ) + 1 ) - 1 /6/]

Where:    a      =  dividends and interest paid during the period
          b      =  expenses accrued during the period (net of reimbursements)
          c      =  the average daily number of shares outstanding during the period
          d      =  the maximum offering price per share on the last day of the period


          a      =  $40,486.73
          b      =  $12,340.73
          c      =   1,194,347
          d      =        7.86
          Yield  =        3.62%

               Schedule or Computation of Performance Quotations
                     Govett International Equity Portfolio
Exhibit 16

1. Average Annual Return (As of June 30, 1998) at Maximum Offering Price

P (1+T)/N/  =  ERV

Where:          P     =   A hypothetical initial payment of $1,000
                T     =   average annual total return
                N     =   number of years
               ERV    =   ending redeemable value at end of the period

                                                           Since Inception
          One Year                  Five Years                    01/07/92
          --------                  ----------                    --------
 P    =    $1,000           P    =     $1,000            P    =    $1,000
 T    =     0.49%           T    =      9.42%            T    =    10.19%
 N    =         1 years     N    =          5 years      N    =      6.48  years
ERV   =    $1,005          ERV   =     $1,568           ERV   =    $1,875